EXHIBIT 99.1

Pro-forma Accounts Receivable at 3/31/04
(Amounts in thousands — unaudited)

				Non-Guarantor	Non-Guarantor
	R. J. Tower	Parent	Guarantor	Restricted	Unrestricted
	Corporation	Guarantor	Companies	Companies	Companies	Eliminations	Consolidated
Pro-forma Balance at 3/31/04
Accounts receivable at 3/31/04 per financial statements	$2,871	$—	$181,197	$172,817	$17,204	$—	$374,089
Elimination of Payment Acceleration- DCX	—	—	40,200	—	—	—	40,200
Elimination of Payment Acceleration- Ford	—	—	82,814	—	—	—	82,814
Elimination of Payment Acceleration- GM	—	—	19,861	—	—	—	19,861

Pro-forma Accounts Receivable	2,871	—	324,072	172,817	17,204	—	516,964

Impact of Accounts Receivable Securitization- DCX	—	—	(40,541)	—	—	—	(40,541)
Impact of Accounts Receivable Securitization- Ford	—	—	(64,865)	—	—	—	(64,865)
Impact of Accounts Receivable Securitization- GM	—	—	(23,761)	—	—	—	(23,761)
Impact of Accounts Receivable Securitization- Honda	—	—	(4,138)	—	—	—	(4,138)
Impact of Accounts Receivable Securitization- Nissan	—	—	(11,140)	—	—	—	(11,140)
Impact of Accounts Receivable Securitization- Toyota	—	—	(7,162)	—	—	—	(7,162)

Pro-forma Accounts Receivable less Securitization at 3/31/04	$2,871	$—	$172,465	$172,817	$17,204	$—	$365,357

Net Increase/(Decrease) in Accounts Receivable			$(8,732)				$(8,732)

** Impact of over-collaterization is shown in accounts receivable for purposes of this presentation